Exhibit 3.1

CF-401296 Certificate Of Incorporation I, LISA MOORE-JERVIS Assistan DO HEREBY CERTIFY, pursuant to the Con es Act requirements of the said Act in respect of registration were co hed wi h wy 14th day of June Two Thousand Twenty Assistant Registrar of Companies, Cayman Islands. Authorisation Code : 549815422965 www.verify.gov.ky 05 July 2023